Exhibit 99.1

OP Bancorp Exceeds Total Assets of $1 Billion in the Third Quarter of 2018

2018 Third Quarter Highlights:

•	Net income totaled $3.5 million or $0.21 per diluted common share for the third quarter of 2018.
•	Net interest margin was 4.44% for the third quarter of 2018.
•	Total assets were $1.0 billion at September 30, 2018, up 5.7% from $979 million at June 30, 2018, and up 17.7% from $879 million at September 30, 2017.
•	Net loans receivable were $840 million at September 30, 2018, up 3.0% from $816 million at June 30, 2018 and up 15.6% from $727 million at September 30, 2017.
•	Total deposits were $897 million at September 30, 2018, up 8.9% from $823 million at June 30, 2018 and up 18.9% from $755 million at September 30, 2017.
•	Noninterest bearing deposits at September 30, 2018 were $286 million or 31.9% of total deposits.
•	Nonperforming assets to total assets were 0.12% at September 30, 2018.

LOS ANGELES, October 25, 2018 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported unaudited financial results for the third quarter and first nine months of 2018.  Net income for the third quarter of 2018 was $3.5 million, or $0.21 per diluted common share, compared with net income of $3.8 million, or $0.23 per diluted share for the second quarter of 2018, and net income of $2.7 million, or $0.19 per diluted share for the third quarter of 2017.

“We are happy to announce that our assets exceeded $1.0 billion for the first time in our history at September 30, 2018. During the third quarter, we experienced a strong deposit growth of 8.9% from the previous quarter in this challenging and competitive environment. Our loan growth continues to be solid while maintaining strong asset quality”, commented Min Kim, President and Chief Executive Officer of OP Bancorp and Open Bank.

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Income Statement Data:
Interest income	$13,006	$12,062	$10,419
Interest expense	2,521	2,075	1,211
Net interest income	10,485	9,987	9,208
Provision for loan losses	439	33	278
Noninterest income	2,284	2,783	2,255
Noninterest expense	7,705	7,478	6,744
Income before taxes	4,625	5,259	4,441
Provision for income taxes	1,144	1,468	1,713
Net Income	$3,481	$3,791	$2,728
Diluted earnings per share	$0.21	$0.23	$0.19
Balance Sheet Data:
Loans held for sale	$3,254	$8,718	$12,893
Gross loans, net of unearned income	850,018	826,040	736,058
Allowance for loan losses	9,551	9,723	8,909
Total assets	1,035,028	979,441	879,087
Deposits	896,891	823,373	754,533
Shareholders’ equity	124,975	121,393	89,478
Performance Ratios:
Return on average assets (annualized)	1.42%	1.61%	1.31%
Return on average equity (annualized)	11.28%	12.70%	12.35%
Net interest margin (annualized)	4.44%	4.46%	4.68%
Efficiency ratio (1)	60.34%	58.56%	58.83%
Credit Quality:
Nonperforming loans	$1,233	$990	$734
Nonperforming assets	1,233	990	734
Net charge-offs to average gross loans (annualized)	0.29%	0.01%	-0.04%
Nonperforming assets to gross loans plus OREO	0.15%	0.12%	0.10%
ALL to nonperforming loans	775%	982%	1214%
ALL to gross loans	1.12%	1.18%	1.21%
Capital Ratios:
Total risk-based capital ratio	16.16%	16.09%	13.37%
Tier 1 risk-based capital ratio	15.01%	14.90%	12.15%
Common equity tier 1 ratio	15.01%	14.90%	12.15%
Leverage ratio	12.77%	12.91%	10.77%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For the Nine Months Ended
	September 30,	September 30,
	2018	2017
Income Statement Data:
Interest income	$36,248	$29,205
Interest expense	6,217	3,197
Net interest income	30,031	26,008
Provision for loan losses	1,047	989
Noninterest income	7,279	6,708
Noninterest expense	21,993	19,685
Income before taxes	14,270	12,042
Provision for income taxes	3,781	4,706
Net Income	$10,489	$7,336
Diluted earnings per share	$0.66	$0.52
Performance Ratios:
Return on average assets (annualized)	1.48%	1.22%
Return on average equity (annualized)	12.43%	11.45%
Net interest margin (annualized)	4.49%	4.58%
Efficiency ratio (1)	58.94%	60.17%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Results of Operations

The reported interest income and yield on our loan portfolio are impacted by a number of components, including changes in the average contractual interest rate earned on loans and the amount of discount accretion on SBA loans.  The following table reconciles the contractual interest income and yield on our loan portfolio to the reported interest income and yield for the periods indicated.

	Three Months Ended
	September 30, 2018		June 30, 2018		September 30, 2017
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$11,820	5.46%	$11,032	5.33%	$9,296	5.12%
SBA discount accretion	611	0.28%	481	0.23%	592	0.33%
Amortization of net deferred fees/(costs)	65	0.03%	98	0.05%	69	0.04%
Interest recognized on nonaccrual loans	(8)	0.00%	9	0.00%	113	0.06%
Prepayment penalties and late fees	36	0.02%	50	0.02%	41	0.02%
Yield on loans (as reported)	$12,524	5.79%	$11,670	5.64%	$10,111	5.57%

	Nine Months Ended
	September 30, 2018		September 30, 2017
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$33,016	5.34%	$26,299	5.02%
SBA discount accretion	1,660	0.27%	1,648	0.31%
Amortization of net deferred fees/(costs)	215	0.03%	178	0.03%
Interest recognized on nonaccrual loans	21	0.00%	185	0.04%
Prepayment penalties and late fees	130	0.02%	68	0.01%
Yield on loans (as reported)	$35,042	5.67%	$28,378	5.42%

Net interest income before provision for loan losses for the third quarter of 2018 was $10.5 million, an increase of $498 thousand, or 5.0%, compared to $10.0 million for the second quarter of 2018, primarily due to a $944 thousand increase in interest income, partially offset by a $446 thousand increase in interest expense.

Interest income from the contractual interest rates on loans increased $788 thousand, or 7.1%, during the third quarter compared to the second quarter of 2018, reflecting a 3.5% increase in average loans, including loans held for sale, and a 13 basis point increase in the average contractual interest rate from the increase in Fed funds rate in June 2018 of 25 basis points.   The amount of discount accretion on SBA loans increased $130 thousand during the third quarter due to an increase in SBA loan payoffs.  The reported interest income on loans, net of SBA discount accretions and other components, increased $854 thousand during the quarter.

Interest expense for the third quarter of 2018 increased $446 thousand, or 21.5%, compared to the second quarter of 2018, due to an increase of $30.8 million, or 5.5% in average balance of interest-bearing liabilities and an increase of 21 basis points in average cost of interest-bearing liabilities, primarily due to the aforementioned increase in Fed funds rate.

Net interest margin for the third quarter of 2018 decreased 2 basis points to 4.44% from 4.46% for the second quarter of 2018, primarily due to the increase in the cost of interest-bearing liabilities, partially offset by the increase in the reported yield on loans.

Net interest income before provision for loan losses for the third quarter of 2018 increased $1.3 million, or 13.9%, to $10.5 million, compared to $9.2 million for the third quarter of 2017, primarily due to a $2.6 million increase in interest income, partially offset by an increase of $1.3 million in interest expense.

The increase in interest income was primarily due to a 19.2% increase in average loans, including loans held for sale, and a 22 basis point increase in the yield on average loans to 5.79% for the third quarter of 2018 from 5.57% for the third quarter of 2017.

The increase in interest expense in the third quarter of 2018 compared to the third quarter of 2017 was due to a 24.9% increase in average interest-bearing liabilities and a 68 basis point increase in the cost of interest-bearing liabilities.  The increases in the average yields on loans and average cost of deposits were primarily due to cumulative market rate increases by the Federal Reserve of 75 basis points through three rate hikes of 25 basis points in each of December 2017, March 2018 and June 2018.

Net interest margin for the third quarter of 2018 decreased 24 basis points to 4.44% from 4.68% for the third quarter of 2017.

Net interest income for the nine months ended September 30, 2018 increased $4.0 million, or 15.5%, to $30.0 million, compared to $26.0 million for the same period last year, primarily due to a $7.0 million increase in interest income, partially offset by an increase of $3.0 million in interest expense.

The increase in interest income for the nine months ended September 30, 2018 was primarily due to a 18.0% increase in average loans, including loans held for sale, and a 25 basis point increase in the yield on average loans to 5.67% from 5.42% for the nine months ended September 30, 2017.   The increase in interest expense was due to a 22.8% increase in average interest-bearing liabilities and a 55 basis point increase in the cost of average interest-bearing liabilities to 1.48% for the nine months ended September 30, 2018 from 0.93% for the same period last year.

Net interest margin for the nine months ended September 30, 2018 decreased 9 basis points to 4.49% from 4.58% for the nine months ended September 30, 2017.

The following table shows the asset yields, liability costs, spreads and margins.

	Three Months Ended			Percentage Change
	September 30,	June 30,	September 30,	Q3-18	Q3-18
	2018	2018	2017	vs. Q2-18	vs. Q3-17
Yield on loans	5.79%	5.64%	5.57%	0.15%	0.22%
Yield on interest-earning assets	5.51%	5.39%	5.29%	0.12%	0.22%
Cost of interest-bearing liabilities	1.69%	1.48%	1.01%	0.21%	0.68%
Cost of deposits	1.17%	1.02%	0.64%	0.15%	0.53%
Cost of funds	1.18%	1.02%	0.65%	0.16%	0.53%
Net interest spread	3.82%	3.91%	4.28%	-0.09%	-0.46%
Net interest margin	4.44%	4.46%	4.68%	-0.02%	-0.24%

	Nine Months Ended		Percentage Change
	September 30,	September 30,	2018 YTD
	2018	2017	vs. 2017 YTD
Yield on loans	5.67%	5.42%	0.25%
Yield on interest-earning assets	5.41%	5.14%	0.27%
Cost of interest-bearing liabilities	1.48%	0.93%	0.55%
Cost of deposits	1.00%	0.60%	0.40%
Cost of funds	1.01%	0.60%	0.41%
Net interest spread	3.94%	4.21%	-0.27%
Net interest margin	4.49%	4.58%	-0.09%

The provision for loan losses for the third quarter of 2018 increased $406 thousand to $439 thousand, compared to $33 thousand for the second quarter of 2018, primarily due to an increase in the loan portfolio and the change in historical loss factors (including a charge off of $566 thousand in one C&I loan relationship). The provision for loan losses for the third quarter of 2018 increased $161 thousand compared to $278 thousand for the third quarter of 2017, primarily due to an increase in the loan portfolio.

Noninterest income for the third quarter of 2018 was $2.3 million, a decrease of $499 thousand, or 17.9%, from $2.8 million for the second quarter of 2018, primarily due to a decrease of $593 thousand in gain on sale of SBA loans, partially offset by an increase of $86 thousand in service charges on deposits.

Gain on sale of SBA loans decreased $593 thousand to $1.1 million for the third quarter of 2018 from $1.7 million for the second quarter of 2018.  We sold $22.8 million in SBA loans with an average premium of 6.47% in the third quarter of 2018, compared to the sale of $24.8 million in SBA loans with an average premium of 8.60% in the second quarter of 2018.   The significant decrease in average premium in the secondary market was primarily due to faster prepayment speed in SBA loans as more borrowers are refinancing SBA loans to conventional loans with lower interest rates, which in turn shortens investors’ duration and reducing investment value.

Noninterest income for the third quarter of 2018 increased $29 thousand compared to $2.3 million for the third quarter of 2017, primarily due to an increase of $90 thousand in service charges on deposit accounts, partially offset by a decrease of $56 thousand in gain on sale of SBA loans. Gain on sale of SBA loans for the third quarter of 2017 was $1.2 million. We sold $15.0 million in SBA loans with an average premium of 9.97% in the third quarter of 2017.

Noninterest expense for the third quarter of 2018 was $7.7 million, an increase of $227 thousand, or 3.0%, compared to $7.5 million for the second quarter of 2018.  The increase was primarily due to a $188 thousand increase in salary and employee benefits and a $128 thousand increase in professional fees, partially offset by a decrease of $88 thousand in occupancy and equipment expenses. The increase in salary and employee benefits was primarily due to an increase in employee headcount to support the continued growth of the Company. The employee headcount increased to 157 at September 30, 2018 from 138 at June 30, 2018. The increase in professional fees was due to increased expense related to other corporate matters during the quarter.

Noninterest expense for the third quarter of 2018 increased $961 thousand, or 14.2%, to $7.7 million, compared to $6.7 million for the third quarter of 2017.  The increase was primarily due to a $539 thousand increase in salary and employee benefits, consisted of an increase of 25 person in employee headcount from 132 at September 30,2017. Professional fees were increased of $145 thousand and other expenses were increased of $129 thousand, which were in line with the growth of the Company.

Noninterest expense for the third quarter of 2018 increased $961 thousand, or 14.2%, to $7.7 million, compared to $6.7 million for the third quarter of 2017.  The increase was primarily due to a $539 thousand increase in salary and employee benefits, a $145 thousand increase in professional fees, and a $129 thousand increase in other expense, which were in line with the growth of the Company. The employee headcount increased by 25 to 157 from 132 at September 30, 2017.

Income tax provision for the third quarter of 2018 was $1.1 million, compared to $1.5 million for the second quarter of 2018 and $1.7 million for the third quarter of 2017.  The effective tax rate for the third quarter of 2018 was 24.7%, compared to 27.9% for the second quarter of 2018 and 38.6% for the third quarter of 2017. The decrease in the effective tax rate in the third quarter of 2018 compared to the second quarter of 2018 was due to additional tax benefits from vesting of restricted stock units during the quarter. The effective tax rates were 26.5% and 39.1% for the nine months ended September 30, 2018 and 2017, respectively. The significant decrease in the effective tax rate was due to the enactment the Tax Cuts and Jobs Act signed into law on December 22, 2017.

Balance Sheet

Total assets were $1.0 billion at September 30, 2018, an increase of $55.6 million, or 5.7%, from $979.4 million at June 30, 2018, and an increase of $156.0 million, or 17.7%, from $879.1 million at September 30, 2017.  Gross loans, net of unearned income, were $850.0 million at September 30, 2018, an increase of $24.0 million, or 2.9%, from $826.0 million at June 30, 2018, and an increase of $114.0 million, or 15.5%, from $736.1 million at September 30, 2017.

New loan originations for the third quarter of 2018 totaled $91.1 million, including SBA loan originations of $30.3 million, compared to $92.0 million, including SBA loan originations of $29.3 million for the second quarter of 2018.  New loan originations for the third quarter of 2017 were $87.5 million, including SBA loan originations of $34.6 million.  Loan payoffs for the third quarter of 2018 were $29.3 million, compared to $30.1 million for the second quarter of 2018, and $28.2 million for the third quarter of 2017.

Total deposits were $896.9 million at September 30, 2018, an increase of $73.5 million, or 8.9%, from $823.4 million at June 30, 2018, and an increase of $142.4 million, or 18.9%, from $754.5 million at September 30, 2017.  Noninterest bearing deposits were $286.3 million at September 30, 2018, an increase of $16.2 million, or 6.0%, from $270.1 million at June 30, 2018, and a decrease of $2.8 million, or 1.0%, from $289.2 million at September 30, 2017.

Noninterest bearing deposits accounted for 31.9% of total deposits at September 30, 2018, compared to 32.8% at June 30, 2018 and 38.3% at September 30, 2017.

	As of
	September 30,	June 30,	September 30,
	2018	2018	2017
Noninterest bearing deposits	31.9%	32.8%	38.3%
Interest bearing demand deposits	28.3%	29.7%	34.6%
Savings	0.4%	0.4%	0.5%
Time deposits over $250,000	17.6%	17.2%	12.8%
Other time deposits	21.8%	19.9%	13.8%
Total deposits	100.0%	100.0%	100.0%

The Company had no borrowings from the Federal Home Loan Bank (“FHLB”) at September 30, 2018, compared to the advances from the FHLB of $25 million at June 30, 2018 and September 30, 2017. The payoff advances from the FHLB were funded by the increase in total deposits.

The Company’s consolidated regulatory capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at September 30, 2018, as summarized in the following table.

			Well-capitalized	Fully Phased-in
			Financial	Basel III
			Institution	Minimal
			Basel III	Requirements (1)
			Regulatory	Effective
Capital Ratios	OP Bancorp	Open Bank	Guidelines	January 1, 2019
Total risk-based	16.16%	16.15%	10.00%	10.50%
Tier 1 risk-based	15.01%	15.00%	8.00%	8.50%
Common equity tier 1 Risk-Based	15.01%	15.00%	6.50%	7.00%
Leverage	12.77%	12.76%	5.00%	4.00%

(1) Fully phased in Basel III requirement for both OP Bancorp and Open Bank. Includes a 2.5% capital conservation buffer, except the leverage ratio.

Asset Quality

Nonperforming loans were $1.2 million at September 30, 2018, an increase of $243 thousand from $990 thousand at June 30, 2018 and an increase of $499 thousand from $734 thousand at September 30, 2017.

Nonperforming assets were $1.2 million, or 0.12% of total assets, at September 30, 2018, $990 thousand, or 0.10% of total assets, at June 30, 2018 and $734 thousand, or 0.08% of total assets, at September 30, 2017.  There was no other real estate owned (“OREO”) at September 30, 2018, June 30, 2018, or September 30, 2017.

Nonperforming loans to gross loans were 0.15% at September 30, 2018, compared to 0.12% at June 30, 2018 and 0.10% at September 30, 2017.  Total classified loans were $3.0 million, or 0.35% of gross loans, at September 30, 2018, compared to $3.1 million, or 0.37% of gross loans, at June 30, 2018 and $2.1 million, or 0.29% of gross loans, at September 30, 2017.

The allowance for loan losses was $9.6 million at September 30, 2018, compared to $9.7 million at June 30, 2018 and $8.9 million at September 30, 2017.  The allowance for loan losses was 1.12% of gross loans at September 30, 2018, 1.18% at June 30, 2018 and 1.21% at September 30, 2017.  The allowance for loan losses was 775% of nonperforming assets at September 30, 2018, 982% at June 30, 2018 and 1,214% at September 30, 2017.

About OP Bancorp

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.”  The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with eight full branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Gardena, Buena Park, and Santa Clara.  The Bank also has three loan production offices in Seattle, Washington, Dallas, Texas, and Atlanta, Georgia.  The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010.  Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com  Member FDIC, Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan loss;  factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth;  interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;  external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;  continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;  challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;  restraints on the ability of the Bank to pay dividends to us, which could limit our liquidity;  increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;  a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel;  disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;  compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports including its Registration Statement on Form S-1 effective as of March 27, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update such forward-looking statements.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact

Investor Relations

OP Bancorp

Christine Oh

EVP & CFO

213.892.1192

Christine.oh@myopenbank.com

Consolidated Balance Sheet (unaudited)
(Dollars in thousands)
	9/30/2018	6/30/2018	% change	9/30/2017	% change
Assets
Cash and due from banks	$95,787	$61,252	56.4%	$53,961	77.5%
Securities available for sale, at fair value	46,324	45,006	2.9%	43,578	6.3%
Other investments	7,221	7,226	-0.1%	4,286	68.5%
Loans held for sale	3,254	8,718	-62.7%	12,893	-74.8%
Real Estate Loans	489,828	465,125	5.3%	405,453	20.8%
SBA Loans	132,505	125,378	5.7%	116,680	13.6%
C & I Loans	104,301	117,353	-11.1%	107,476	-3.0%
Home Mortgage Loans	120,262	114,710	4.8%	102,283	17.6%
Consumer & Other Loans	3,122	3,474	-10.1%	4,166	-25.1%
Gross loans, net of unearned income	850,018	826,040	2.9%	736,058	15.5%
Allowance for loan losses	(9,551)	(9,723)	-1.8%	(8,909)	7.2%
Net loans receivable	840,467	816,317	3.0%	727,149	15.6%
Premises and equipment, net	4,757	4,818	-1.3%	4,442	7.1%
Accrued interest receivable	2,783	2,598	7.1%	2,182	27.5%
Servicing assets	7,097	6,994	1.5%	6,957	2.0%
Company owned life insurance	11,321	11,243	0.7%	11,012	2.8%
Deferred tax assets	4,257	4,239	0.4%	4,214	1.0%
Other assets	11,760	11,030	6.6%	8,413	39.8%
Total assets	$1,035,028	$979,441	5.7%	$879,087	17.7%

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$286,347	$270,144	6.0%	$289,154	-1.0%
Savings	3,240	3,097	4.6%	3,809	-14.9%
Money market and others	253,807	244,620	3.8%	260,930	-2.7%
Time deposits over $250,000	157,687	141,823	11.2%	96,642	63.2%
Other time deposits	195,810	163,689	19.6%	103,998	88.3%
Total deposits	896,891	823,373	8.9%	754,533	18.9%
Other borrowings	-	25,000	-100.0%	25,000	-100.0%
Accrued interest payable	1,196	873	37.0%	377	217.2%
Other liabilities	11,966	8,802	35.9%	9,699	23.4%
Total liabilities	910,053	858,048	6.1%	789,609	15.3%

Common stock	91,009	90,894	0.1%	67,829	34.2%
Additional paid-in capital	5,886	5,720	2.9%	5,043	16.7%
Retained earnings	29,113	25,631	13.6%	16,724	74.1%
Accumulated other comprehensive loss	(1,033)	(852)	21.2%	(118)	775.4%
Total shareholders' equity	124,975	121,393	3.0%	89,478	39.7%

Total Liabilities and Shareholders' Equity	$1,035,028	$979,441	5.7%	$879,087	17.7%

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Three Months Ended
	9/30/2018	6/30/2018	% change	9/30/2017	% change
Interest income
Interest and fees on loans	$12,524	$11,670	7.3%	$10,111	23.9%
Interest on securities available for sale	249	208	19.7%	186	33.9%
Other interest income	233	184	26.6%	122	91.0%
Total interest income	13,006	12,062	7.8%	10,419	24.8%
Interest expense
Interest on deposits	2,477	2,060	20.2%	1,154	114.6%
Interest on borrowed funds	44	15	193.3%	57	-22.8%
Total interest expense	2,521	2,075	21.5%	1,211	108.2%
Net interest income	10,485	9,987	5.0%	9,208	13.9%
Provision for loan losses	439	33	1230.3%	278	57.9%
Net interest income after provision for loan losses	10,046	9,954	0.9%	8,930	12.5%
Noninterest income
Service charges on deposits	484	398	21.6%	394	22.8%
Loan servicing fees, net of amortization	310	372	-16.7%	318	-2.5%
Gain on sale of loans	1,135	1,728	-34.3%	1,192	-4.8%
Other income	355	285	24.6%	351	1.1%
Total noninterest income	2,284	2,783	-17.9%	2,255	1.3%
Noninterest expense
Salaries and employee benefits	4,803	4,615	4.1%	4,264	12.6%
Occupancy and equipment	976	1,064	-8.3%	986	-1.0%
Data processing and communication	320	297	7.7%	331	-3.3%
Professional fees	294	166	77.1%	149	97.3%
FDIC insurance and regulatory assessments	106	104	1.9%	101	5.0%
Promotion and advertising	222	231	-3.9%	157	41.4%
Directors’ fees	216	209	3.3%	202	6.9%
Foundation donation and other contributions	369	386	-4.4%	284	29.9%
Other expenses	399	406	-1.7%	270	47.8%
Total noninterest expense	7,705	7,478	3.0%	6,744	14.2%
Income before income taxes	4,625	5,259	-12.1%	4,441	4.1%
Provision for income taxes	1,144	1,468	-22.1%	1,713	-33.2%
Net income (loss)	$3,481	$3,791	-8.2%	$2,728	27.6%

Book value per share	$7.92	$7.77	1.9%	$6.80	16.5%
Basic EPS	$0.22	$0.24	-8.3%	$0.20	10.0%
Diluted EPS	$0.21	$0.23	-8.7%	$0.19	10.5%

Shares of common stock outstanding	15,770,576	15,629,215	0.9%	13,162,732	19.8%
Weighted Average Shares:
- Basic	15,714,226	15,577,772	0.9%	13,132,237	19.7%
- Diluted	16,234,926	16,110,457	0.8%	13,560,140	19.7%

Key Ratios
(Dollars in thousands, except ratios)	Three Months Ended
	9/30/2018	6/30/2018	% change	9/30/2017	% change
Return on average assets (ROA)*	1.42%	1.61%	-0.19%	1.31%	0.11%
Return on average equity (ROE) *	11.28%	12.70%	-1.42%	12.35%	-1.07%
Net interest margin *	4.44%	4.46%	-0.02%	4.68%	-0.24%
Efficiency ratio	60.34%	58.56%	1.78%	58.83%	1.51%

Total Risk Based Capital Ratio	16.16%	16.09%	0.07%	13.37%	2.79%
Tier 1 Capital Ratio	15.01%	14.90%	0.11%	12.15%	2.86%
Common Equity Tier 1 Ratio	15.01%	14.90%	0.11%	12.15%	2.86%
Tier 1 Leverage Ratio	12.77%	12.91%	-0.14%	10.77%	2.00%

* Annualized

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Nine Months Ended
	9/30/2018	9/30/2017	% change
Interest income
Interest and fees on loans	$35,042	$28,378	23.5%
Interest on securities available for sale	645	476	35.5%
Other interest income	561	351	59.8%
Total interest income	36,248	29,205	24.1%
Interest expense
Interest on deposits	6,071	3,126	94.2%
Interest on borrowed funds	146	71	105.6%
Total interest expense	6,217	3,197	94.5%
Net interest income	30,031	26,008	15.5%
Provision for loan losses	1,047	989	5.9%
Net interest income after provision for loan losses	28,984	25,019	15.8%
Noninterest income
Service charges on deposits	1,419	1,201	18.2%
Loan servicing fees, net of amortization	1,006	1,058	-4.9%
Gain on sale of loans	3,852	3,537	8.9%
Other income	1,002	912	9.9%
Total noninterest income	7,279	6,708	8.5%
Noninterest expense
Salaries and employee benefits	13,629	12,412	9.8%
Occupancy and equipment	3,065	2,919	5.0%
Data processing and communication	948	997	-4.9%
Professional fees	612	435	40.7%
FDIC insurance and regulatory assessments	306	301	1.7%
Promotion and advertising	598	458	30.6%
Directors’ fees	633	598	5.9%
Foundation donation and other contributions	1,084	752	44.1%
Other expenses	1,118	813	37.5%
Total noninterest expense	21,993	19,685	11.7%
Income before income taxes	14,270	12,042	18.5%
Provision for income taxes	3,781	4,706	-19.7%
Net income (loss)	$10,489	$7,336	43.0%

Book value per share	$7.92	$6.80	16.5%
Basic EPS	$0.68	$0.54	25.9%
Diluted EPS	$0.66	$0.52	26.9%

Shares of common stock outstanding	15,770,576	13,162,732	19.8%
Weighted Average Shares:
- Basic	14,870,232	13,023,145	14.2%
- Diluted	15,376,982	13,432,746	14.5%

Key Ratios
(Dollars in thousands, except ratios)	Nine Months Ended
	9/30/2018	9/30/2017	% change
Return on average assets (ROA)*	1.48%	1.22%	0.26%
Return on average equity (ROE) *	12.43%	11.45%	0.98%
Net interest margin *	4.49%	4.58%	-0.09%
Efficiency ratio	58.95%	60.17%	-1.22%

Total Risk Based Capital Ratio	16.16%	13.37%	2.79%
Tier 1 Capital Ratio	15.01%	12.15%	2.86%
Common Equity Tier 1 Ratio	15.01%	12.15%	2.86%
Tier 1 Leverage Ratio	12.77%	10.77%	2.00%

* Annualized

Asset Quality
(Dollars in thousands, except ratios)	Three Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Nonaccrual Loans	$888	$642	$241	$683	$377
Loans 90 days or more past due, accruing	-	-	-	-	-
Accruing restructured loans	345	348	351	354	357
Nonperforming loans	1,233	990	592	1,037	734
Other real estate loans (OREO)	-	-	-	-	-
Nonperforming assets	1,233	990	592	1,037	734

Classified loans	2,965	3,065	3,356	2,088	2,138

Nonperforming assets/total assets	0.12%	0.10%	0.06%	0.12%	0.08%
Nonperforming assets/gross loans plus OREO	0.15%	0.12%	0.07%	0.14%	0.10%
Nonperforming loans/gross loans	0.15%	0.12%	0.07%	0.14%	0.10%
Allowance for loan losses/nonperforming loans	775%	982%	1641%	881%	1214%
Allowance for loan losses/nonperforming assets	775%	982%	1641%	881%	1214%
Allowance for loan losses/gross loans	1.12%	1.18%	1.22%	1.22%	1.21%
Classified loans/gross loans	0.35%	0.37%	0.43%	0.28%	0.29%

Net charge-offs	$611	$26	$(2)	$92	$(75)
Net charge-offs to average gross loans *	0.29%	0.01%	0.00%	0.05%	-0.04%

* Annualized

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Earning assets:
Federal funds sold and other investments	$34,216	$233	2.68%	$26,857	$184	2.72%	$21,119	$122	2.30%
Securities available for sale	44,441	249	2.24	40,372	208	2.06	39,647	186	1.87
Total investments	78,657	482	2.43	67,229	392	2.33	60,766	308	2.02
Real estate	483,625	6,472	5.31	464,899	6,008	5.18	391,832	4,873	4.93
SBA	146,259	2,978	8.08	143,604	2,714	7.58	126,818	2,429	7.60
C & I	106,654	1,510	5.62	107,546	1,473	5.49	96,016	1,394	5.76
Home Mortgage	119,346	1,515	5.08	110,476	1,425	5.16	102,002	1,325	5.20
Consumer	3,373	49	5.75	3,608	50	5.56	4,212	90	8.46
Loans (1)	859,257	12,524	5.79	830,133	11,670	5.64	720,880	10,111	5.57
Total earning assets	937,914	13,006	5.51	897,362	12,062	5.39	781,646	10,419	5.29
Noninterest-earning assets	45,913			46,970			48,245
Total assets	$983,827			$944,332			$829,891

Interest-bearing liabilities:
NOW and savings deposits	$5,929	4	0.25%	$6,615	4	0.24%	$6,617	4	0.25%
Money market deposits	254,510	948	1.48	253,162	804	1.27	256,205	599	0.93
Time deposits	323,512	1,525	1.87	298,535	1,252	1.68	192,173	551	1.14
Total interest-bearing deposits	583,951	2,477	1.68	558,312	2,060	1.48	454,995	1,154	1.01
Borrowings	8,300	44	2.09	3,132	15	1.92	19,359	57	1.17
Total interest-bearing liabilities	592,251	2,521	1.69	561,444	2,075	1.48	474,354	1,211	1.01

Noninterest-bearing liabilities:
Noninterest-bearing deposits	258,252			254,700			260,863
Other noninterest-bearing liabilities	9,817			8,814			6,301
Total noninterest-bearing liabilities	268,069			263,514			267,164
Shareholders’ equity	123,507			119,374			88,373
Total liabilities and shareholders’ equity	$983,827			$944,332			$829,891

Net interest income / interest rate spreads		$10,485	3.82%		$9,987	3.91%		$9,208	4.28%

Net interest margin			4.44%			4.46%			4.68%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$842,203	$2,477	1.17%	$813,012	$2,060	1.02%	$715,858	$1,154	0.64%
Total funding liabilities / cost of funds	$850,503	$2,521	1.18%	$816,144	$2,075	1.02%	$735,217	$1,211	0.65%

(1) Includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Earning assets:
Federal funds sold and other investments	$27,699	$561	2.69%	$23,088	$351	2.02%
Securities available for sale	41,030	645	2.10	35,889	476	1.77
Total investments	68,729	1,206	2.33	58,977	827	1.87
Real estate	464,394	18,016	5.19	373,425	13,511	4.84
SBA	141,641	8,242	7.78	120,029	6,623	7.38
C & I	104,819	4,348	5.55	98,572	4,006	5.43
Home Mortgage	111,414	4,286	5.13	103,415	4,023	5.19
Consumer	3,536	150	5.67	4,504	215	6.40
Loans (1)	825,804	35,042	5.67	699,945	28,378	5.42
Total earning assets	894,533	36,248	5.41	758,922	29,205	5.14
Noninterest-earning assets	48,300			42,847
Total assets	$942,833			$801,769

Interest-bearing liabilities:
NOW and savings deposits	$6,314	12	0.24%	$6,013	11	0.25%
Money market deposits	256,171	2,460	1.28	254,764	1,689	0.89
Time deposits	288,841	3,599	1.67	188,911	1,426	1.01
Total interest-bearing deposits	551,326	6,071	1.47	449,688	3,126	0.93
Borrowings	11,680	146	1.67	8,854	71	1.07
Total interest-bearing liabilities	563,006	6,217	1.48	458,542	3,197	0.93

Noninterest-bearing liabilities:
Noninterest-bearing deposits	257,717			252,080
Other noninterest-bearing liabilities	9,603			5,699
Total noninterest-bearing liabilities	267,320			257,779
Shareholders’ equity	112,507			85,448
Total liabilities and shareholders’ equity	$942,833			$801,769

Net interest income / interest rate spreads		$30,031	3.93%		$26,008	4.21%

Net interest margin			4.49%			4.58%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$809,043	$6,071	1.00%	$701,768	$3,126	0.60%
Total funding liabilities / cost of funds	$820,723	$6,217	1.01%	$710,622	$3,197	0.60%

(1) Includes loans held for sale.